UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): November 20, 2023

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Uber Technologies, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-38902	45-2647441
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1515 3rd Street

San Francisco, California 94158

(Address of principal executive offices, including zip code)

(415) 612-8582

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	UBER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

0.875% Convertible Senior Notes Offering

On November 24, 2023, Uber Technologies, Inc. (the “Company”) completed its previously announced private offering of $1.5 billion aggregate principal amount of its 0.875% Convertible Senior Notes due 2028 (the “Notes”) to several investment banks acting as initial purchasers (collectively, the “Initial Purchasers”), including the exercise in full by the Initial Purchasers of their option to purchase up to an additional $225.0 million aggregate principal amount of the Notes. The Notes were issued pursuant to an indenture, dated November 24, 2023 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee. The Notes were sold to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchasers subsequently resold the Notes to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act.

The net proceeds from the offering were approximately $1.7 billion. The Company used approximately $140.6 million of the net proceeds to fund the cost of entering into the capped call transactions described below. The Company intends to use the remainder of the net proceeds from the Notes offering to repay, redeem or repurchase outstanding indebtedness, including the redemption of the outstanding $1.0 billion aggregate principal amount of the Company’s 7.500% senior notes due 2025 (the “2025 Senior Notes”), plus accrued and unpaid interest and any call premium thereon. This Current Report on Form 8-K does not constitute a redemption notice for the 2025 Senior Notes.

The Notes are senior unsecured obligations of the Company and bear interest at a rate of 0.875% per annum. The Notes will mature on December 1, 2028, unless earlier converted, redeemed or repurchased. The conversion rate of the Notes is initially 13.7848 shares of the common stock, par value $0.00001 per share, of the Company (the “Common Stock”) per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $72.54 per share of the Common Stock). The initial conversion price of the Notes represents a premium of approximately 32.5% over the last reported sale price of the Common Stock on the New York Stock Exchange on November 20, 2023. The Notes are convertible into cash up to the aggregate principal amount of the Notes to be converted, and cash, shares of the Common Stock or a combination of cash and shares of the Common Stock, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Notes being converted.

The Company may redeem for cash all or any portion of the Notes, at its option, on or after December 5, 2026 if the last reported sale price of the Common Stock has been at least 130% of the conversion price of the Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If the Company undergoes a “fundamental change,” as defined in the Indenture, then, subject to certain conditions and limited exceptions, holders of the Notes may require the Company to repurchase for cash all or any portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date of the Notes or if the Company delivers a notice of redemption in respect of the Notes, the Company will, in certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert its Notes in connection with such a corporate event or convert its Notes called (or deemed called) for redemption during the related redemption period, as the case may be.

The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which such Notes become automatically due and payable. The following events are considered “events of default” under the Indenture:

•	default in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

•	default in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

•	failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for three business days;

•	failure by the Company to give a fundamental change notice, notice of a make-whole fundamental change or notice of a specified corporate transaction, in each case when due and such failure continues for one business day;

•	failure by the Company to comply with its obligations in respect of any consolidation, merger or sale of assets;

•	failure by the Company to comply with any of the other agreements in the Notes or Indenture for 60 days after receipt of written notice of such failure from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding;

•	default by the Company or any of its significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $350,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such significant subsidiary, whether such indebtedness now exists or will hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration will not have been rescinded or annulled or such failure to pay or default will not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding in accordance with the Indenture; and

•	certain events of bankruptcy, insolvency or reorganization of the Company or any of the Company’s significant subsidiaries.

If certain bankruptcy and insolvency-related events of default occur with respect to the Company, the principal of, and accrued and unpaid interest, if any, on, all of the then outstanding Notes will automatically become due and payable. If an event of default with respect to the Notes, other than certain bankruptcy and insolvency-related events of default with respect to the Company, occurs and is continuing, the trustee by notice to the Company or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the trustee, may, and the trustee at the request of such holders will, declare 100% of the principal of, and accrued and unpaid interest, if any, on, all of the then-outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company so elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 365 days after such event of default, consist exclusively of the right to receive additional interest on the Notes.

The Indenture provides that the Company will not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries), unless: (i) the resulting, surviving or transferee person (if not the Company) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.

In connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions relating to the Notes with certain of the initial purchasers of the Notes or their affiliates (the “option counterparties”). The capped call transactions cover, subject to anti-dilution adjustments, the number of shares of Common Stock initially underlying the Notes. Because the initial purchasers of the Notes exercised their option to purchase additional Notes, the Company entered into additional capped call transactions with the option counterparties.

The initial cap price of the capped call transactions was approximately $95.81 per share, which represents a premium of 75% over the last reported sale price of the Common Stock of $54.75 on the New York Stock Exchange on November 20, 2023, and is subject to certain adjustments under the terms of the capped call transactions.

The capped call transactions are expected generally to reduce the potential dilution to the Common Stock upon conversion of any Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap.

In connection with establishing their initial hedges of the capped call transactions, the Company expects that the option counterparties or their respective affiliates may have entered into various derivative transactions with respect to the Common Stock and/or purchased the Common Stock in secondary market transactions concurrently with or shortly after the pricing of the Notes, including with or from, as the case may be, certain investors in the Notes. This activity could have increased (or reduced the size of any decrease in) the market price of the Common Stock or the Notes at that time.

In addition, the Company expects that the option counterparties or their respective affiliates may modify or unwind their hedge positions by entering into or unwinding various derivative transactions with respect to the Common Stock and/or purchasing or selling the Common Stock or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so on each exercise date for the capped call transactions or following any termination of any portion of the capped call transactions in connection with any repurchase, redemption or early conversion of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of the Common Stock or the Notes, which could affect a noteholder’s ability to convert the Notes, and, to the extent the activity occurs following conversion or during any observation period related to a conversion of Notes, it could affect the amount and value of the consideration that a noteholder will receive upon conversion of such Notes.

The capped call transactions are separate transactions (in each case entered into with a separate option counterparty), are not part of the terms of the Notes and will not change the holders’ rights under the Notes. Noteholders will not have any rights with respect to the capped call transactions. A copy of the form of capped call confirmation relating to the capped call transactions is attached as Exhibit 10.1 hereto and is incorporated by reference (and the foregoing summary of the capped call transactions is qualified in its entirety by reference to such document).

The Notes have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

A copy of the Indenture is attached as Exhibit 4.1 hereto (including the form of the Notes attached as Exhibit 4.2 hereto) and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

Amendments to 0% Convertible Notes due 2025

On November 24, 2023, the Company entered into the First Supplemental Indenture, dated as of November 24, 2023 (the “First Supplemental Indenture”), to an indenture, dated as of December 11, 2020 (the “Base Indenture”), by and between the Company and U.S. Bank Trust Company, National Association, as trustee, governing the Company’s outstanding 0% Convertible Notes due 2025 (the “0% 2025 Notes”). Pursuant to the First Supplemental Indenture, the Company irrevocably elected (i) to eliminate the Company’s option to choose Physical Settlement (as defined in the Base Indenture) on any conversion of the 0% 2025 Notes that occurs on or after the date of the First Supplemental Indenture, (ii) Cash Settlement or Combination Settlement (each as defined in the Base Indenture) as the Settlement Method of any conversion of the 0% 2025 Notes and (iii) that, with respect to any Combination Settlement for a conversion of the 0% 2025 Notes, the Specified Dollar Amount (as defined in the Base Indenture) that will be settled in cash per $1,000 principal amount of the 0% 2025 Notes will be no lower than $1,000. The Base Indenture was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 11, 2020.

The foregoing description of the First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the complete text of the First Supplemental Indenture, a copy of which is filed as Exhibit 4.3 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “0.875% Convertible Senior Notes Offering” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth under the heading “0.875% Convertible Senior Notes Offering” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Notes were sold to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Initial Purchasers subsequently resold the Notes to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement, dated November 20, 2023, by and among the Company and Barclays Capital Inc. and BofA Securities, Inc., as representatives of the Initial Purchasers listed on Schedule I thereto. The shares of Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Common Stock.

Item 8.01 Other Events.

On November 20, 2023, the Company issued a press release announcing its intention to offer $1.2 billion aggregate principal amount of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On November 21, 2023, the Company issued a press release announcing the pricing of its upsized offering of $1.5 billion aggregate principal amount of the Notes. A copy of the press release announcing the offering is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding the Company’s expectations regarding the expected net proceeds from the offering of the Notes and use of those net proceeds and the Company’s expectations regarding certain actions taken by the option counterparties or their respective affiliates relating to derivatives and their hedge positions. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These risks and uncertainties include, among others, uncertainties and other factors related to the intended use of proceeds from the offering and sale of the Notes and the capped call transactions, trends and conditions. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Further information on these and other factors that could affect the forward-looking statements in this Current Report on Form 8-K is included in the filings the Company makes with the Securities and Exchange Commission (“SEC”) from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023. Copies of these documents may be obtained by the SEC’s website at www.sec.gov. These forward-looking statements represent the Company’s estimates and assumptions only as of the date of this Current Report on Form 8-K. Except as required by law, the Company disclaims any obligation to update these forward-looking statements as a result of new information, future events, changes in expectations or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of November 24, 2023, by and between Uber Technologies, Inc. and U.S. Bank Trust Company National Association, as Trustee.
4.2	Form of Global Note, representing Uber Technologies, Inc.’s 0.875% Convertible Senior Notes due 2028 (included as Exhibit A to the Indenture filed as Exhibit 4.1).
4.3	First Supplemental Indenture, dated as of November 24, 2023, by and between Uber Technologies, Inc. and U.S. Bank Trust Company National Association, as trustee.
10.1	Form of Capped Call Confirmation between Uber Technologies, Inc. and each option counterparty.
99.1	Press Release dated November 20, 2023.
99.2	Press Release dated November 21, 2023.
104	Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Uber Technologies, Inc.

Date: November 24, 2023	By:	/s/ Dara Khosrowshahi
Name: Dara Khosrowshahi
Title: Chief Executive Officer